Exhibit 99.1

The Howard Hughes Corporation® Reports Second Quarter 2021 Results
Robust financial results highlighted by strong improvement in Operating Asset NOI, continued growth of MPC EBT, and elevated condo sales at Ward Village®

HOUSTON, August 4, 2021 – The Howard Hughes Corporation® (NYSE: HHC) (the “Company,” “HHC” or “we”) announced today operating results for the second quarter ended June 30, 2021. The financial statements, exhibits and reconciliations of non-GAAP measures in the attached Appendix and the Supplemental Information at Exhibit 99.2 provide further detail of these results.

“The second quarter represented another period of strong financial performance at The Howard Hughes Corporation. All of our business segments have now either surpassed or are closely approaching pre-pandemic levels, which is a testament to our dedicated employees, irreplaceable assets and highly sought-after communities. As we turn our attention to the future, we are well positioned to capture this continued momentum as we capitalize on the post-pandemic shifts in residential and commercial real estate trends,” commented David R. O’Reilly, Chief Executive Officer of The Howard Hughes Corporation.

“Net operating income (NOI)(1) in our Operating Assets segment grew for the third consecutive quarter, representing a 44% increase from the lows of the third quarter of 2020. These results were highlighted by improvements within retail, hospitality and the Las Vegas Ballpark, all of which demonstrate the continued recovery in the assets most impacted by the pandemic.

“In our master planned community (MPC) segment, superpad sales and earnings from our Summit joint venture in Summerlin® drove earnings before taxes (EBT)(1) higher by 66% to $70 million compared to the same period last year. Similarly, new home sales increased 23% over the same period as the demand for housing in our communities has remained strong.

“Demand at Ward Village® continues to surpass expectations with ninety-one units contracted in the first half of 2021 despite travel restrictions to Hawai’i. The pace of condo sales has remained vigorous with 86% of the units already pre-sold in our three towers currently under construction.

“At the Seaport, we experienced an increase in event bookings and elevated restaurant activity following the easement of most COVID-related restrictions. On The Rooftop at Pier 17®, we began hosting a wide variety of events including our summer concert series, which was on hiatus last year as a result of the pandemic. Additionally, we opened five restaurants during the quarter, two of which were new concepts at Pier 17 by acclaimed chef Andrew Carmellini: Carne Mare and Mister Dips. Our growing set of culinary offerings continue to transform the Seaport into one of the premier dining destinations in all of Manhattan.”

Second Quarter 2021 Highlights

Total Company
–Strong performance displayed broadly across all business segments with net income increasing to $4.8 million, or $0.09 per diluted share, in the quarter, compared to a net loss of $34.1 million, or $(0.61) per diluted share, in the prior year period.
–Our strong financial performance included Operating Asset NOI of $57.9 million, a $17.0 million improvement; MPC EBT of $69.8 million, a $27.6 million increase; and contracted to sell forty-five condominiums, a 246.2% increase, all compared to the prior year period, which contributed towards meaningful growth in net asset value to the benefit of our stockholders.
–Maintained a fortress balance sheet with $1.2 billion of liquidity and limited near term debt maturities as of quarter end.

Operating Assets
–Total Operating Assets NOI, including contribution from equity investments, totaled $57.9 million in the quarter, a 19.6% increase compared to $48.4 million in the prior quarter, and a 41.7% increase compared to $40.8 million in the prior year period.
–Retail NOI increased 23.3% sequentially to $14.8 million due to improving rent collections of 79.7% and strong leasing activity primarily in Downtown Summerlin® and Ward Village.
–Hospitality NOI increased substantially to $2.7 million from the prior quarter, primarily due to an increase in the volume of leisure travelers during the early summer months, resulting in an overall occupancy increase of nearly nine percentage points to 45.3%.
–The Las Vegas Ballpark generated $3.1 million of NOI during the quarter as the Las Vegas Aviators began the minor league baseball season. This compares to a $1.1 million loss in the prior year period when the impacts of COVID-19 resulted in the cancellation of the entire minor league baseball season.
–Multi-family NOI increased 29.2% to $7.4 million compared to the prior quarter due to faster than expected lease-up in our latest developments.
–Office NOI increased 1.7% sequentially to $26.3 million as strong leasing activity more than offset tenant expirations experienced in the prior quarter, and we expect to capitalize on continued leasing momentum in the second half of 2021.

MPC
–MPC EBT totaled $69.8 million in the quarter, a 10.2% increase compared to $63.4 million in the prior quarter, and a 65.5% increase compared to $42.2 million in the prior year period.
–Our strong quarterly results were driven primarily by the closing of three superpads and robust earnings from our Summit joint venture in Summerlin.
–The price per acre of residential land across all our communities increased 4.9% year-to-date to $618 thousand per acre compared to $589 thousand per acre in the prior year period.
–New home sales, a leading indicator of future land sales, continued to move higher, with 687 homes sold in our MPCs during the quarter, a 22.9% increase compared to the prior year period.

Strategic Developments
–We continued to experience strong condominium sales at Ward Village, evidenced by the forty-five condominium units we contracted to sell during the quarter, which increased 246.2% compared to the prior year period.
–Our three towers under construction—‘A’ali’i, Kō'ula, and Victoria Place—are 86.4% presold as of quarter end.
–Victoria Place, which began construction in February 2021, accounted for twenty-eight of the units contracted during the quarter and was 93.4% presold as of quarter end.
–We closed on the final unit at Anaha®, totaling $12.9 million in net revenue, resulting in Anaha being completely sold out.
–We commenced construction on 1700 Pavilion and Tanager Echo in Summerlin. Total development costs are estimated to be $120.4 million for 1700 Pavilion and $81.6 million for Tanager Echo, with a 7% expected stabilized yield for both properties.
–We completed the sale of Monarch City for $51.4 million, resulting in net proceeds of $49.9 million, which increased the total proceeds from non-core asset sales to $263.7 million since the fourth quarter of 2019.

Seaport
–The Seaport reported a $4.4 million loss in NOI in the quarter, which remained flat compared to the prior quarter, and decreased 18.1% compared to a $3.7 million loss in the prior-year period.
–Visitor volume has increased in conjunction with most of the COVID-related restrictions lifted in June, resulting in the relaunch of our summer concert series, with several shows scheduled through October, seven of which are already sold out.
–Restaurant activity has increased materially, with several restaurants at Pier 17 approaching or exceeding their stabilization targets based on sales per square foot, even with labor shortages hindering some locations from operating at full capacity.
–Seasonal events, community programming, and activations at the rooftop have increased foot traffic to the entire district and benefited our retail locations, restaurants, and sponsorship partners.
–We continued to advance our plans for the potential development at 250 Water Street after receiving the Landmarks Preservation Commission design approval, which presents a unique opportunity to transform the last available development site at the Seaport into a vibrant, mixed-use asset.

Conference Call & Webcast Information

The Howard Hughes Corporation will host its investor conference call on Thursday, August 5, 2021, at 9:00 a.m. Central Standard Time (10:00 a.m. Eastern Standard Time) to discuss second quarter 2021 results. To participate, please dial 1-877-883-0383 within the U.S., 1-877-885-0477 within Canada, or 1-412-902-6506 when dialing internationally. All participants should dial in at least five minutes prior to the scheduled start time, using 9284753 as the passcode. In addition to dial-in options, institutional and retail shareholders can participate by going to app.saytechnologies.com/howardhughes. Shareholders can email hello@saytechnologies.com for any support inquiries.

We are primarily focused on creating shareholder value by increasing our per share net asset value. Often, the nature of our business results in short-term volatility in our net income due to the timing of MPC land sales, recognition of condominium revenue and operating business pre-opening expenses, and, as such, we believe the following metrics summarized below are most useful in tracking our progress towards net asset value creation.

	Six Months Ended June 30,				Three Months Ended June 30,
$ in thousands	2021	2020	Change	% Change	2021	2020	Change	% Change
Operating Assets NOI (1)
Office	$52,115	$62,241	$(10,126)	(16)%	$26,283	$27,804	$(1,521)	(5)%
Retail	26,802	23,089	3,713	16%	14,799	8,599	6,200	72%
Multi-family	13,145	8,362	4,783	57%	7,410	3,815	3,595	94%
Hospitality	2,574	2,537	37	1%	2,721	(1,844)	4,565	248%
Other	5,791	674	5,117	759%	4,975	623	4,352	699%
Company's share NOI (a)	5,830	7,797	(1,967)	(25)%	1,690	1,836	(146)	(8)%
Total Operating Assets NOI (b)	$106,257	$104,700	$1,557	1%	$57,878	$40,833	$17,045	42%

Projected stabilized NOI Operating Assets ($ in millions)	$395.2	$362.3	$32.9	9%

MPC
Acres Sold - Residential	148	148	—	—%	94	91	3	3%
Acres Sold - Commercial	26	16	10	61%	8	—	8	100%
Price Per Acre - Residential	$618	$589	$29	5%	$603	$630	$(27)	(4)%
Price Per Acre - Commercial	$288	$131	$157	120%	$651	$—	$651	100%
MPC EBT (1)	$133,186	$86,308	$46,878	54%	$69,831	$42,187	$27,644	66%

Seaport NOI (1)
Landlord Operations - Historic District & Pier 17	$(7,074)	$(3,472)	$(3,602)	(104)%	$(3,834)	$(1,611)	$(2,223)	(138)%
Multi-family	136	214	(78)	(36)%	44	110	(66)	(60)%
Hospitality	—	(12)	12	100%	—	(12)	12	100%
Managed Businesses - Historic District & Pier 17	(916)	(3,336)	2,420	73%	(256)	(1,256)	1,000	80%
Events, Sponsorships & Catering Business	(665)	(724)	59	8%	(229)	(671)	442	66%
Company's share NOI (a)	(282)	(681)	399	59%	(147)	(305)	158	52%
Total Seaport NOI	$(8,801)	$(8,011)	$(790)	(10)%	$(4,422)	$(3,745)	$(677)	18%

Strategic Developments
Condominium units contracted to sell (c)	91	252	(161)	(64)%	45	13	32	246%
(a)Includes Company’s share of NOI from non-consolidated assets
(b)Excludes properties sold or in redevelopment
(c)Includes units at our buildings that are open or under construction as of June 30, 2021. Prior period activity excludes two purchaser defaults at Kō'ula in the second quarter of 2020. Additionally, as construction at Victoria Place began in February 2021, units under contract for the three and six months ended June 30, 2020, were adjusted to include units contracted at Victoria Place, which were previously excluded from this metric as construction had no yet commenced. This adjustment includes 11 units for the three months ended June 30, 2020, and 236 units for the six months ended June 30, 2020.

Financial Data
(1)See the accompanying appendix for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measure provides useful information for investors.

About The Howard Hughes Corporation®

The Howard Hughes Corporation owns, manages and develops commercial, residential and mixed-use real estate throughout the U.S. Its award-winning assets include the country’s preeminent portfolio of master planned communities, as well as operating properties and development opportunities including: the Seaport in New York; Downtown Columbia®, Maryland; The Woodlands®, The Woodlands Hills®, and Bridgeland® in the Greater Houston, Texas area; Summerlin®, Las Vegas; and Ward Village® in Honolulu, Hawai‘i. The Howard Hughes Corporation’s portfolio is strategically positioned to meet and accelerate development based on market demand, resulting in one of the strongest real estate platforms in the country. Dedicated to innovative place making, the Company is recognized for its ongoing commitment to design excellence and to the cultural life of its communities. The Howard Hughes Corporation is traded on the New York Stock Exchange as HHC. For additional information visit www.howardhughes.com.

The Howard Hughes Corporation has partnered with Say, the fintech startup reimagining shareholder communications, to allow investors to submit and upvote questions they would like to see addressed on the Company’s second quarter earnings call. Say verifies all shareholder positions and provides permission to participate on the August 5, 2021 call, during which the Company’s leadership will be answering top questions. Utilizing the Say platform, The Howard Hughes Corporation elevates its capabilities for responding to Company shareholders, making its investor relations Q&A more transparent and engaging.

Safe Harbor Statement

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts, including, among others, statements regarding the company’s future financial position, results or performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “realize,” “should,” “transform,” “will,” “would,” and other statements of similar expression. Forward-looking statements are not a guaranty of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Some of the risks, uncertainties and other important factors that may affect future results or cause actual results to differ materially from those expressed or implied by forward-looking statements include: (i) the impact of the COVID-19 pandemic on the Company’s business, tenants and the economy in general, including the measures taken by governmental authorities to address it; (ii) general adverse economic and local real estate conditions; (iii) potential changes in the financial markets and interest rates; (iv) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (v) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (vi) ability to compete effectively, including the potential impact of heightened competition for tenants and potential decreases in occupancy at our properties; (vii) ability to successfully dispose of non-core assets on favorable terms, if at all; (viii) ability to successfully identify, acquire, develop and/or manage properties on favorable terms and in accordance with applicable zoning and permitting laws; (ix) changes in governmental laws and regulations; (x) increases in operating costs, including construction cost increases as the result of trade disputes and tariffs on goods imported in the United States; (xi) lack of control over certain of the company’s properties due to the joint ownership of such property; (xii) impairment charges; (xiii) the effects of geopolitical instability and risks such as terrorist attacks and trade wars; (xiv) the effects of natural disasters, including floods, droughts, wind, tornadoes and hurricanes; (xv) the inherent risks related to disruption of information technology networks and related systems, including cyber security attacks; and (xvi) the ability to attract and retain key employees. The company refers you to the section entitled “Risk Factors” contained in the company's Annual Report on Form 10-K for the year ended December 31, 2020. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. Copies of each filing may be obtained from the company or the Securities and Exchange Commission. The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Financial Presentation

As discussed throughout this release, we use certain non-GAAP performance measures, in addition to the required GAAP presentations, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. We continually evaluate the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. A non-GAAP financial measure used throughout this release is net operating income (NOI). We provide a more detailed discussion about this non-GAAP measure in our reconciliation of non-GAAP measures provided in the appendix in this earnings release.

Media Contact
The Howard Hughes Corporation
Cristina Carlson, 646-822-6910
Senior Vice President, Head of Corporate Communications
cristina.carlson@howardhughes.com

Investor Relations
The Howard Hughes Corporation
John Saxon, 281-929-7808
Investor Relations Associate
john.saxon@howardhughes.com

Correne S. Loeffler, 281-939-7787
Chief Financial Officer
correne.loeffler@howardhughes.com

THE HOWARD HUGHES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	Six Months Ended June 30,		Three Months Ended June 30,
thousands except per share amounts	2021	2020	2021	2020
REVENUES
Condominium rights and unit sales	$50,028	$43	$12,861	$—
Master Planned Communities land sales	95,819	96,805	58,342	57,073
Rental revenue	174,375	171,450	88,476	78,706
Other land, rental and property revenues	64,632	46,344	41,389	11,447
Builder price participation	18,183	16,706	11,389	8,947
Total revenues	403,037	331,348	212,457	156,173

EXPENSES
Condominium rights and unit cost of sales	68,403	104,249	13,435	6,348
Master Planned Communities cost of sales	40,509	42,661	24,858	25,875
Operating costs	129,841	110,491	71,243	45,885
Rental property real estate taxes	27,707	28,777	13,716	15,199
Provision for (recovery of) doubtful accounts	(2,098)	3,567	(1,520)	1,866
Demolition costs	149	—	149	—
Development-related marketing costs	4,041	4,629	2,397	1,813
General and administrative	42,100	61,314	20,334	22,233
Depreciation and amortization	99,096	108,600	49,788	46,963
Total expenses	409,748	464,288	194,400	166,182

OTHER
Provision for impairment	(13,068)	(48,738)	(13,068)	—
Gain (loss) on sale or disposal of real estate and other assets, net	21,333	46,124	21,333	8,000
Other income (loss), net	(10,971)	(2,077)	(663)	1,607
Total other	(2,706)	(4,691)	7,602	9,607

Operating income (loss)	(9,417)	(137,631)	25,659	(402)

Interest income	72	1,550	31	404
Interest expense	(65,649)	(66,845)	(31,439)	(32,397)
Gain (loss) on extinguishment of debt	(35,966)	—	(51)	—
Equity in earnings (losses) from real estate and other affiliates	23,663	2,797	7,867	(8,552)
Income (loss) before income taxes	(87,297)	(200,129)	2,067	(40,947)
Income tax expense (benefit)	(22,755)	(40,944)	(1,550)	(6,844)
Net income (loss)	(64,542)	(159,185)	3,617	(34,103)
Net (income) loss attributable to noncontrolling interests	2,789	(33)	1,224	19
Net income (loss) attributable to common stockholders	$(61,753)	$(159,218)	$4,841	$(34,084)

Basic income (loss) per share	$(1.11)	$(3.22)	$0.09	$(0.61)
Diluted income (loss) per share	$(1.11)	$(3.22)	$0.09	$(0.61)

THE HOWARD HUGHES CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED

thousands except par values and share amounts	June 30, 2021	December 31, 2020
ASSETS
Investment in real estate:
Master Planned Communities assets	$1,743,502	$1,687,519
Buildings and equipment	4,170,506	4,115,493
Less: accumulated depreciation	(721,275)	(634,064)
Land	365,725	363,447
Developments	1,352,999	1,152,674
Net property and equipment	6,911,457	6,685,069
Investment in real estate and other affiliates	298,161	377,145
Net investment in real estate	7,209,618	7,062,214
Net investment in lease receivable	2,917	2,926
Cash and cash equivalents	1,063,261	1,014,686
Restricted cash	219,483	228,311
Accounts receivable, net	81,503	66,726
Municipal Utility District receivables, net	354,932	314,394
Notes receivable, net	3,235	622
Deferred expenses, net	111,491	112,097
Operating lease right-of-use assets, net	54,566	56,255
Prepaid expenses and other assets, net	208,063	282,101
Total assets	$9,309,069	$9,140,332

LIABILITIES
Mortgages, notes and loans payable, net	$4,449,333	$4,287,369
Operating lease obligations	68,102	68,929
Deferred tax liabilities	167,105	187,639
Accounts payable and accrued expenses	925,845	852,258
Total liabilities	5,610,385	5,396,195

Redeemable noncontrolling interest	26,781	29,114

EQUITY
Preferred stock: $.01 par value; 50,000,000 shares authorized, none issued	—	—
Common stock: $0.01 par value; 150,000,000 shares authorized, 56,196,818 issued and 55,126,260 outstanding as of June 30, 2021, 56,042,814 shares issued and 54,972,256 outstanding as of December 31, 2020	563	562
Additional paid-in capital	3,955,162	3,947,278
Accumulated deficit	(134,309)	(72,556)
Accumulated other comprehensive loss	(27,754)	(38,590)
Treasury stock, at cost, 1,070,558 shares as of June 30, 2021, and 1,070,558 shares as of December 31, 2020	(122,091)	(122,091)
Total stockholders' equity	3,671,571	3,714,603
Noncontrolling interests	332	420
Total equity	3,671,903	3,715,023
Total liabilities and equity	9,309,069	9,140,332

Appendix – Reconciliation of Non-GAAP Measures

For the Three and Six Months Ended June 30, 2021 and 2020

Below are GAAP to non-GAAP reconciliations of certain financial measures, as required under Regulation G of the Securities Exchange Act of 1934. Non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

As a result of our four segments—Operating Assets, Master Planned Communities (MPC), Seaport and Strategic Developments—being managed separately, we use different operating measures to assess operating results and allocate resources among these four segments. The one common operating measure used to assess operating results for our business segments is earnings before tax (EBT). EBT, as it relates to each business segment, represents the revenues less expenses of each segment, including interest income, interest expense and equity in earnings of real estate and other affiliates. EBT excludes corporate expenses and other items that are not allocable to the segments. We present EBT because we use this measure, among others, internally to assess the core operating performance of our assets. However, segment EBT should not be considered as an alternative to GAAP net income.

	Six Months Ended June 30,			Three Months Ended June 30,
thousands	2021	2020	$ Change	2021	2020	$ Change
Operating Assets Segment EBT
Total revenues (a)	$209,861	$198,534	$11,327	$113,422	$84,277	$29,145
Total operating expenses (b)	(100,425)	(94,462)	(5,963)	(53,191)	(42,222)	(10,969)
Segment operating income (loss)	109,436	104,072	5,364	60,231	42,055	18,176
Depreciation and amortization	(79,626)	(74,084)	(5,542)	(39,975)	(36,995)	(2,980)
Interest income (expense), net	(37,152)	(49,296)	12,144	(18,152)	(23,103)	4,951
Other income (loss), net	(10,254)	167	(10,421)	(156)	226	(382)
Equity in earnings (losses) from real estate and other affiliates	(21,823)	4,869	(26,692)	(10,419)	475	(10,894)
Gain (loss) on sale or disposal of real estate and other assets, net	—	38,124	(38,124)	—	—	—
Gain (loss) on extinguishment of debt	(882)	—	(882)	(46)	—	(46)
Provision for impairment	—	(48,738)	48,738	—	—	—
Operating Assets segment EBT	(40,301)	(24,886)	(15,415)	(8,517)	(17,342)	8,825

Master Planned Communities Segment EBT
Total revenues	122,865	119,359	3,506	74,578	68,913	5,665
Total operating expenses	(57,172)	(55,692)	(1,480)	(33,905)	(31,970)	(1,935)
Segment operating income (loss)	65,693	63,667	2,026	40,673	36,943	3,730
Depreciation and amortization	(170)	(182)	12	(98)	(91)	(7)
Interest income (expense), net	21,372	16,857	4,515	10,615	8,303	2,312
Equity in earnings (losses) from real estate and other affiliates	46,291	5,966	40,325	18,641	(2,968)	21,609
MPC segment EBT	133,186	86,308	46,878	69,831	42,187	27,644

Seaport Segment EBT
Total revenues	18,351	11,966	6,385	10,898	2,272	8,626
Total operating expenses	(28,502)	(22,775)	(5,727)	(15,996)	(8,464)	(7,532)
Segment operating income (loss)	(10,151)	(10,809)	658	(5,098)	(6,192)	1,094
Depreciation and amortization	(13,839)	(27,651)	13,812	(7,004)	(6,776)	(228)
Interest income (expense), net	289	(9,679)	9,968	187	(4,626)	4,813
Other income (loss), net	(954)	(3,777)	2,823	(618)	(409)	(209)
Equity in earnings (losses) from real estate and other affiliates	(688)	(8,676)	7,988	(336)	(6,633)	6,297
Seaport segment EBT	(25,343)	(60,592)	35,249	(12,869)	(24,636)	11,767

	Six Months Ended June 30,			Three Months Ended June 30,
thousands	2021	2020	$ Change	2021	2020	$ Change
Strategic Developments Segment EBT
Total revenues	51,766	1,384	50,382	13,466	624	12,842
Total operating expenses	(78,263)	(116,816)	38,553	(18,640)	(12,517)	(6,123)
Segment operating income (loss)	(26,497)	(115,432)	88,935	(5,174)	(11,893)	6,719
Depreciation and amortization	(3,195)	(3,411)	216	(1,597)	(1,650)	53
Interest income (expense), net	1,760	2,988	(1,228)	659	1,057	(398)
Other income (loss), net	14	1,293	(1,279)	14	1,668	(1,654)
Equity in earnings (losses) from real estate and other affiliates	(117)	638	(755)	(19)	574	(593)
Gain (loss) on sale or disposal of real estate and other assets, net	21,333	8,000	13,333	21,333	8,000	13,333
Provision for impairment	(13,068)	—	(13,068)	(13,068)	—	(13,068)
Strategic Developments EBT	(19,770)	(105,924)	86,154	2,148	(2,244)	4,392

Consolidated Segment EBT
Total revenues	402,843	331,243	71,600	212,364	156,086	56,278
Total operating expenses	(264,362)	(289,745)	25,383	(121,732)	(95,173)	(26,559)
Segment operating income (loss)	138,481	41,498	96,983	90,632	60,913	29,719
Depreciation and amortization	(96,830)	(105,328)	8,498	(48,674)	(45,512)	(3,162)
Interest income (expense), net	(13,731)	(39,130)	25,399	(6,691)	(18,369)	11,678
Other income (loss), net	(11,194)	(2,317)	(8,877)	(760)	1,485	(2,245)
Equity in earnings (losses) from real estate and other affiliates	23,663	2,797	20,866	7,867	(8,552)	16,419
Gain (loss) on sale or disposal of real estate and other assets, net	21,333	46,124	(24,791)	21,333	8,000	13,333
Gain (loss) on extinguishment of debt	(882)	—	(882)	(46)	—	(46)
Provision for impairment	(13,068)	(48,738)	35,670	(13,068)	—	(13,068)
Consolidated segment EBT	47,772	(105,094)	152,866	50,593	(2,035)	52,628

Corporate income, expenses and other items	(112,314)	(54,091)	(58,223)	(46,976)	(32,068)	(14,908)
Net income (loss)	(64,542)	(159,185)	94,643	3,617	(34,103)	37,720
Net (income) loss attributable to noncontrolling interests	2,789	(33)	2,822	1,224	19	1,205
Net income (loss) attributable to common stockholders	$(61,753)	$(159,218)	$97,465	$4,841	$(34,084)	$38,925
(a)Total revenues includes hospitality revenues of $21.6 million for the six months ended June 30, 2021, $19.8 million for the six months ended June 30, 2020, $13.9 million for the three months ended June 30, 2021, and $2.5 million for the three months ended June 30, 2020.
(b)Total operating expenses includes hospitality operating costs of $18.9 million for the six months ended June 30, 2021, $17.2 million for the six months ended June 30, 2020, $11.0 million for the three months ended June 30, 2021, and $4.4 million for the three months ended June 30, 2020.

NOI

We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport portfolio because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses, including our share of NOI from equity investees). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization, demolition costs; other income (loss); amortization; depreciation; development-related marketing cost; gain on sale or disposal of real estate and other assets, net; provision for impairment and equity in earnings from real estate and other affiliates. All management fees have been eliminated for all internally-managed properties. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factors such as lease structure, lease rates and tenant base have on our operating results, gross margins and investment returns. Variances between years in NOI typically result from changes in rental rates, occupancy, tenant mix and operating expenses. Although we believe that NOI provides useful information to investors about the performance of our Operating Assets and Seaport assets, due to the exclusions noted above, NOI should only be used as an additional measure of the financial performance of the assets of this segment of our business and not as an alternative to GAAP Net income (loss). For reference, and as an aid in understanding our computation of NOI, a reconciliation of segment EBT to NOI for Operating Assets and Seaport has been presented in the tables below.

	Six Months Ended June 30,		Three Months Ended June 30,
thousands	2021	2020	2021	2020
Total Operating Assets segment EBT (a)	$(40,301)	$(24,886)	$(8,517)	$(17,342)

Add back:
Depreciation and amortization	79,626	74,084	39,975	36,995
Interest (income) expense, net	37,152	49,296	18,152	23,103
Equity in (earnings) losses from real estate and other affiliates	21,823	(4,869)	10,419	(475)
(Gain) loss on sale or disposal of real estate and other assets, net	—	(38,124)	—	—
(Gain) loss on extinguishment of debt	882	—	46	—
Provision for impairment	—	48,738	—	—
Impact of straight-line rent	(9,094)	(6,351)	(3,987)	(3,248)
Other	10,239	54	100	(119)
Total Operating Assets NOI - Consolidated	100,327	97,942	56,188	38,914

Redevelopments
110 North Wacker (b)	—	11	—	10
Total Operating Asset Redevelopments NOI	—	11	—	10

Dispositions
100 Fellowship Drive	—	(1,050)	—	73
Elk Grove	100	—	—	—
Total Operating Asset Dispositions NOI	100	(1,050)	—	73

Consolidated Operating Assets NOI excluding properties sold or in redevelopment	100,427	96,903	56,188	38,997

Company's Share NOI - Equity Investees (b)	2,075	4,073	1,690	1,836
Distributions from Summerlin Hospital Investment	3,755	3,724	—	—

Total Operating Assets NOI	$106,257	$104,700	$57,878	$40,833
(a)Segment EBT excludes corporate expenses and other items that are not allocable to the segments.
(b)During the third quarter of 2020, 110 North Wacker was completed and placed in service, resulting in the deconsolidation of 110 North Wacker and subsequent treatment as an equity method investment. The Company's share of NOI related to 110 North Wacker is calculated using our stated ownership of 23% and does not include the impact of the partnership distribution waterfall.

	Six Months Ended June 30,		Three Months Ended June 30,
thousands	2021	2020	2021	2020
Total Seaport segment EBT (a)	$(25,343)	$(60,592)	$(12,869)	$(24,636)

Add back:
Depreciation and amortization	13,839	27,651	7,004	6,776
Interest (income) expense, net	(289)	9,679	(187)	4,626
Equity in (earnings) losses from real estate and other affiliates	688	8,676	336	6,633
Impact of straight-line rent	867	1,333	463	1,208
Other (income) loss, net (b)	1,719	5,923	978	1,953
Total Seaport NOI - Consolidated	(8,519)	(7,330)	(4,275)	(3,440)

Company's Share NOI - Equity Investees	(282)	(681)	(147)	(305)

Total Seaport NOI	$(8,801)	$(8,011)	$(4,422)	$(3,745)
(a)Segment EBT excludes corporate expenses and other items that are not allocable to the segments.
(b)Includes miscellaneous development-related items as well as the loss related to the write-off of inventory due to the permanent closure of 10 Corso Como Retail and Café in the first quarter of 2020.